Exhibit 10(m)(2)
SECOND AMENDMENT TO THE
HOWMET AEROSPACE DEFERRED COMPENSATION PLAN
(Restated effective February 1, 2020)
__________________________
Pursuant to Section 9.1 of the HOWMET AEROSPACE DEFERRED COMPENSATION PLAN (“Plan”), which provides that the Plan may be amended by action of the Board or Benefits Management Committee, the Plan is amended as described below. Unless specifically stated otherwise, any reference in this Amendment to “Section” is intended to refer to the applicable Section of the Plan. This amendment is effective as of January 1, 2025, except as otherwise indicated below.
1.    The definition of “Additional Salary Reduction Credits” in Section 1.1 is amended as follows:

“Additional Salary Reduction Credits” means any amounts deemed to be credited to a Participant's account equivalent to the dollar amount by which a Participant elected to reduce his or her salary up to a whole percentage of not more than 25%. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

2.    The definition of “Salary Reduction Credits” in Section 1.1 is amended as follows:
“Salary Reduction Credits” means any amounts deemed to be credited to a Participant's account equivalent to the dollar amount by which a Participant elected to reduce his or her Salary by a whole percentage of not more than 6%. In no circumstance shall any portion of an Employee’s sales incentive payments be included for the preceding purposes.

3.    The definition of “Equivalent Fixed Income Fund” in Section 1.1 is deleted.

4.    The following definition is added to Section 1.1:
“Equivalent Capital Preservation Fund” means the phantom investment vehicle which is deemed to be equivalent in all respects, including value, to the Capital Preservation Fund established under the Savings Plan.

5.    Subsection (a) of the definition of “Eligible Credits” in Section 1.1 is amended as follows:

(a)    the interest deemed to be credited to the accounts of Participants in the Equivalent Capital Preservation Fund,

6.    The following is added to Section 6.1:

On and after January 1, 2025, subsection (c) no longer applies and any Participant whose employment has terminated may continue to elect to transfer the Participant’s Salary Reduction Credits, Additional Salary Reduction Credits, Matching Company Credits, Incentive Compensation Deferral Credits, Excess D Deferral Credits and Earnings Credits as permitted under Section 6.1(a).

In all other respects, the Plan is unchanged.